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                                                                    Exhibit 23.2


                          INDEPENDENT AUDITORS' CONSENT

The Board of Directors
PolyOne Corporation:

We consent to the incorporation by reference in the registration statement (No. 333-105125) on Form S-4 of PolyOne Corporation of our report dated January 27, 2003, with respect to the consolidated balance sheet of Oxy Vinyls, LP as of December 31, 2002, and the related consolidated statements of operations, changes in partners' capital, and cash flows for the year then ended, which report appears in the December 31, 2002 Annual Report on Form 10-K of PolyOne Corporation.


                                        /s/ KPMG LLP

Dallas, Texas
June 6, 2003